EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(i)	Registration Statement (Form S-8, No. 333-125694), which relates to the PVH Corp. Associates Investment Plan for Residents of the Commonwealth of Puerto Rico,

(ii)
Registration Statement (Form S-8, No. 333-143921), Registration Statement (Form S-8, No. 333-151966), Registration Statement (Form S-8, No. 333-160382), Registration Statement (Form S-8, No. 333-175240), Registration Statement (Form S-8, No. 333-183800), Registration Statement (Form S-8, No. 333-186707), Registration Statement (Form S-8, No. 333-206746) and Registration Statement (Form S-8, No. 333-220250) each of which relates to the PVH Corp. 2006 Stock Incentive Plan,

(iii)	Registration Statement (Form S-8, No. 333-158327), which relates to the PVH Corp. Associates Investment Plan for Salaried Associates;

of our reports dated March 29, 2019, with respect to the consolidated financial statements and schedule of PVH Corp. and the effectiveness of internal control over financial reporting of PVH Corp. included in this Annual Report (Form 10-K) of PVH Corp. for the year ended February 3, 2019.

/s/ Ernst & Young LLP

New York, New York
March 29, 2019